UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-2

Puerto Rico Residents

Tax-Free Fund VI, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee amount computed on table in exhibit as required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Puerto Rico Residents Tax-Free Fund VI, Inc.

209 Muñoz Rivera Avenue Suite 1031

San Juan, Puerto Rico 00918

UPDATE ON ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of the Puerto Rico Residents Tax-Free Fund VI, Inc. (the “Fund”):

The Fund intends to postpone its 2023 Annual Meeting of Shareholders (the “Meeting”), which was previously scheduled for October 16, 2023 at 11:00 AM Atlantic Standard Time (11:00 AM Eastern Daylight Time), to November 30, 2023 at 11:00 AM Atlantic Standard Time (10:00 AM Eastern Standard Time). The Fund is postponing the Meeting to provide its shareholders with sufficient time to consider and vote on the nominee and proposals submitted by Ocean Capital LLC, which were submitted one week after the filing of the Fund’s original proxy statement and less than one month before the original date of the Meeting.

The Fund will file an amended and restated proxy statement (the “Amended Proxy Statement”) relating to the Meeting with the Securities and Exchange Commission (the “SEC”) and mail such proxy statement to shareholders of the Fund as of October 31, 2023, the date for determining shareholders entitled to notice of and to vote at the postponed Meeting. Information about how to vote at and attend the postponed Meeting if you are a shareholder as of October 31, 2023 will be contained in the Amended Proxy Statement. Votes that are submitted on the Fund’s original proxy card, dated as of September 13, 2023, by shareholders as of August 28, 2023, the original record date for the Meeting, will not be recognized or tabulated at the postponed Meeting.

In San Juan, Puerto Rico, this 2nd day of October, 2023.

By Order of the Board of Directors:

/s/ Luis A. Avilés
Luis A. Avilés
Secretary